EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in post-effective Amendment No. 1 to the Registration Statement No. 33-7053 on Form S-8, in Registration Statement Nos. 33-44700, 333-44024 and 333-46218 on Form S-8 of our report dated December 21, 2006, with respect to the Consolidated Financial Statements of Archon Corporation included in the Annual Report (Form 10-K) for the years ended September 30, 2006 and 2005.

Las Vegas, NV
January 14, 2008

/s/ Ernst & Young LLP